Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 14, 2024, with respect to the consolidated financial statements of Smurfit Westrock Limited and subsidiaries (subsequently renamed Smurfit Westrock plc), incorporated herein by reference.

/s/ KPMG

Dublin, Ireland

16 July 2024